EXHIBIT 5.3
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                                [GRAPHIC OMITTED]
                        [LETTERHEAD - PARLEE MCLAWS LLP]

                                PARLEE McLAWS LLP
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                             BARRISTERS & SOLICITORS
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May 8, 2003



RE:      CANADIAN NATURAL RESOURCES LIMITED ("CNRL")

We refer to the Registration Statement on Form F-9 of CNRL dated May 8, 2003 (the "Registration Statement").

We hereby consent to the use of our firm name in the Registration Statement and to the reference to our opinion under the heading "Legal Matters" in the Registration Statement.

We confirm that we have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement that is derived from our opinion referred to above or that is within our knowledge as a result of the services we performed in connection with such opinion.

Yours truly,


(Signed)  PARLEE MCLAWS LLP





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